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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          CYGNET FINANCIAL CORPORATION
             -----------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

      Delaware                                          86-0917503
----------------------                           -------------------------
(State of Incorporation                              (I.R.S. Employer
   or Organization)                                Identification Number)

      2525 East Camelback Road, Suite 1150
      Phoenix, Arizona                                     85016
------------------------------------------           -----------------
 (Address of Principal Executive Offices)                (Zip Code)


  If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

  If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number
to which this form relates:                                    333-57323
                                                            --------------
                                                             (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

                                                       Name of Each Exchange
 Title of Each Class                                    on Which Each Class
 to be so Registered                                    is to be Registered
---------------------                                  ---------------------

Rights                                                 Nasdaq NMS
Common Stock, par value $0.001 per share               Nasdaq NMS

Securities to be registered pursuant to Section 12(g) of the Act: NONE

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Item 1.

Description of Registrant's Securities to be Registered.

The description of securities set forth under the headings "The Rights Offering" and "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (File No. 333-57323) (the "S-1 No. 333-57323"), is hereby incorporated by reference.

Item 2.

Exhibits.

1(a) Amended and Restated Certificate of Incorporation of the Registrant incorporated by reference to Exhibit 3.1(a) of the S-1 No. 333-57323.

1(b) Amendment to Certificate of Incorporation of the Registrant incorporated by reference to Exhibit 3.1(b) of the S-1 No. 333-57323.

2 Bylaws of the Registrant incorporated by reference to Exhibit 3.2 of the S-1 No. 333-57323.

3 Form of Certificate representing Common Stock incorporated by reference to Exhibit 4.2 of the S-1 No. 333-57323.

4 Form of Certificate representing Rights and correspondence regarding same incorporated by reference to Exhibit 4.3 of the S-1 No. 333-57323.

5 Form of Certificate representing Preferred Stock incorporated by reference to Exhibit 4.4 of the S-1 No. 333-57323.


6 Form of Preferred Stock Certificate of Designations incorporated by reference to Exhibit 4.5 of the S-1 No. 333-57323.



7 Form of Warrant Agreement, by and between the Registrant and Ernest C. Garcia II, incorporated by reference to Exhibit 4.6 of the S-1 No. 333-57323.



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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, on July 31, 1998.

                                    CYGNET FINANCIAL CORPORATION



                                    By: /s/ Ernest C. Garcia, II
                                        --------------------------
                                        Ernest C. Garcia, II
                                        Chairman of the Board of Directors,
                                        Chief Executive officer, and President


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